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                                                                     EXHIBIT 2.1

                                                            EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 19, 2000

                                      AMONG

                              CORNING INCORPORATED

                            IROQUOIS MERGER SUB, INC.

                                       AND

                            INTELLISENSE CORPORATION


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE I.........................................................................................................1

THE MERGER........................................................................................................1

   SECTION 1.1    THE MERGER......................................................................................1
   SECTION 1.2    CLOSING.........................................................................................1
   SECTION 1.3    EFFECTIVE TIME OF THE MERGER....................................................................2
   SECTION 1.4    EFFECT OF THE MERGER............................................................................2
   SECTION 1.5    PURCHASE ACCOUNTING.............................................................................2

ARTICLE II........................................................................................................2

THE SURVIVING CORPORATION.........................................................................................2

   SECTION 2.1    CERTIFICATE OF INCORPORATION....................................................................2
   SECTION 2.2    BY-LAWS.........................................................................................2
   SECTION 2.3    BOARD OF DIRECTORS; OFFICERS....................................................................2

ARTICLE III.......................................................................................................3

CONVERSION OF SHARES..............................................................................................3

   SECTION 3.1    MERGER CONSIDERATION............................................................................3
   SECTION 3.2    DISSENTING SHARES...............................................................................4
   SECTION 3.3    SURRENDER AND EXCHANGE OF SHARE CERTIFICATES....................................................4
   SECTION 3.4    NO FURTHER RIGHTS...............................................................................6
   SECTION 3.5    CLOSING OF THE COMPANY'S TRANSFER BOOKS.........................................................6

ARTICLE IV........................................................................................................6

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................................6

   SECTION 4.1    ORGANIZATION, GOOD STANDING AND QUALIFICATION...................................................6
   SECTION 4.2    CAPITALIZATION..................................................................................6
   SECTION 4.3    SUBSIDIARIES....................................................................................7
   SECTION 4.4    AUTHORIZATION...................................................................................7
   SECTION 4.5    MATERIAL CONTRACTS..............................................................................7
   SECTION 4.6    GOVERNMENTAL CONSENTS...........................................................................8
   SECTION 4.7    LITIGATION......................................................................................8
   SECTION 4.8    EMPLOYEE AGREEMENT..............................................................................9
   SECTION 4.9    INTELLECTUAL PROPERTY...........................................................................9
   SECTION 4.10     COMPLIANCE WITH OTHER INSTRUMENTS............................................................10
   SECTION 4.11     DISCLOSURE...................................................................................10
   SECTION 4.12     AFFILIATE TRANSACTIONS.......................................................................10
   SECTION 4.13     RIGHTS OF REGISTRATION AND FIRST OFFER.......................................................11
   SECTION 4.14     CORPORATE DOCUMENTS..........................................................................11
   SECTION 4.15     TITLE TO PROPERTY AND ASSETS.................................................................11
   SECTION 4.16     FINANCIAL STATEMENTS.........................................................................11
   SECTION 4.17     CHANGES......................................................................................11
   SECTION 4.18     EMPLOYEE BENEFIT PLANS.......................................................................13
   SECTION 4.19     TAX RETURNS AND PAYMENTS.....................................................................13
   SECTION 4.20     INSURANCE....................................................................................14
   SECTION 4.21     LABOR AGREEMENTS AND ACTIONS.................................................................14


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   SECTION 4.22     CERTAIN BUSINESS PRACTICES...................................................................14
   SECTION 4.23     COMPLIANCE WITH APPLICABLE LAWS..............................................................15
   SECTION 4.24     REAL PROPERTY HOLDING CORPORATION............................................................15
   SECTION 4.25     ENVIRONMENTAL AND SAFETY LAWS................................................................15
   SECTION 4.26     TAX-FREE EXCHANGE............................................................................16
   SECTION 4.27     BROKERS......................................................................................16
   SECTION 4.28     BOARD APPROVAL...............................................................................16
   SECTION 4.29     SOLE REPRESENTATIONS.........................................................................17

ARTICLE V........................................................................................................17

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY...................................................17

   SECTION 5.1    ORGANIZATION AND QUALIFICATION.................................................................17
   SECTION 5.2    CAPITALIZATION.................................................................................17
   SECTION 5.3    AUTHORITY RELATIVE TO THIS MERGER AGREEMENT....................................................18
   SECTION 5.4    NO CONFLICTS, REQUIRED FILINGS AND CONSENTS....................................................18
   SECTION 5.5    PARENT REPORTS AND FINANCIAL STATEMENTS........................................................19
   SECTION 5.6    TAX-FREE EXCHANGE..............................................................................19
   SECTION 5.7    BROKERS........................................................................................19
   SECTION 5.8    BOARD APPROVAL.................................................................................19
   SECTION 5.9    OPERATIONS OF MERGER SUBSIDIARY................................................................20

ARTICLE VI.......................................................................................................20

CONDUCT OF BUSINESS PENDING THE MERGER...........................................................................20

   SECTION 6.1    CONDUCT OF THE BUSINESS PENDING THE EFFECTIVE TIME.............................................20
   SECTION 6.2    COMPANY SHAREHOLDER VOTE.......................................................................22
   SECTION 6.3    ACQUISITION PROPOSALS..........................................................................22
   SECTION 6.4    SECTION 368(A).................................................................................22
   SECTION 6.5    CONSENTS.......................................................................................22

ARTICLE VII......................................................................................................22

ADDITIONAL AGREEMENTS............................................................................................22

   SECTION 7.1    ACCESS TO INFORMATION..........................................................................22
   SECTION 7.2    REPRESENTATIONS OF HOLDERS OF COMPANY COMMON STOCK.............................................23
   SECTION 7.3    FURTHER ACTION; CONSENTS; FILINGS..............................................................23
   SECTION 7.4    EMPLOYEE AND OTHER ARRANGEMENTS................................................................24
   SECTION 7.5    PUBLIC ANNOUNCEMENTS...........................................................................24
   SECTION 7.6    COOPERATION....................................................................................25
   SECTION 7.7    NOTICES OF BREACH..............................................................................25
   SECTION 7.8    REGISTRATION OF OPTIONS........................................................................25
   SECTION 7.9    APPOINTMENT OF SHAREHOLDER REPRESENTATIVE......................................................25
   SECTION 7.10     CERTAIN EMPLOYEE BENEFITS MATTERS............................................................26
   SECTION 7.11     DIRECTORS'AND OFFICERS'INDEMNIFICATION AND INSURANCE.........................................26
   SECTION 7.12     BLUE SKY LAWS................................................................................26
   SECTION 7.13     DECLARATION OF REGISTRATION RIGHTS...........................................................26
   SECTION 7.14   PARENT FUNDING OBLIGATIONS.....................................................................27
                  --------------------------

ARTICLE VIII.....................................................................................................27

CONDITIONS PRECEDENT.............................................................................................27

   SECTION 8.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.....................................27
   SECTION 8.2    CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER...................................28
   SECTION 8.3    CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY TO EFFECT THE MERGER.................28


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ARTICLE IX.......................................................................................................29

TERMINATION, AMENDMENT AND WAIVER................................................................................29

   SECTION 9.1    TERMINATION....................................................................................29
   SECTION 9.2    EFFECT OF TERMINATION..........................................................................30
   SECTION 9.3    FEES AND EXPENSES..............................................................................30
   SECTION 9.4    AMENDMENT......................................................................................30
   SECTION 9.5    WAIVER.........................................................................................30

ARTICLE X........................................................................................................31

SURVIVAL AND INDEMNIFICATION.....................................................................................31

   SECTION 10.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS........................................31
   SECTION 10.2     INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDER.................................................31
   SECTION 10.3     CERTAIN LIMITATION ON INDEMNITIES............................................................31
   SECTION 10.4     PROCEDURE....................................................................................32
   SECTION 10.5     CERTAIN TERMS................................................................................33
   SECTION 10.6     REMEDIES EXCLUSIVE...........................................................................33

ARTICLE XI.......................................................................................................33

GENERAL PROVISIONS...............................................................................................33

   SECTION 11.1     DISPUTE RESOLUTION...........................................................................33
   SECTION 11.2     NOTICES......................................................................................34
   SECTION 11.3     SPECIFIC PERFORMANCE.........................................................................35
   SECTION 11.4     ENTIRE AGREEMENT.............................................................................35
   SECTION 11.5     INCORPORATION OF COMPANY DISCLOSURE SCHEDULE.................................................35
   SECTION 11.6     ASSIGNMENTS; PARTIES IN INTEREST.............................................................35
   SECTION 11.7     GOVERNING LAW; VENUE.........................................................................35
   SECTION 11.8     HEADING......................................................................................36
   SECTION 11.9     CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION................................................36
   SECTION 11.10    COUNTERPARTS.................................................................................40
   SECTION 11.11    SEVERABILITY.................................................................................40

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EXHIBITS
--------

Exhibit A         Form of Shareholder Agreement (Preamble)
Exhibit B         Terms and Conditions with Respect to Post-Closing Contingent
                  Consideration pursuant to Section 3.1(b)(ii))
Exhibit C-1       Form of Employee Agreement pursuant to Section 7.4(a)
Exhibit C-2       Form of Employee Agreement pursuant to Section 7.4(b)
Exhibit C-3       Employees to Enter into Agreements pursuant to Section 7.4(c)
Exhibit D         Declaration of Registration Rights pursuant to Section 7.13
Exhibit 1.3       Certificate of Merger
Exhibit 2.3       Surviving Corporation Officers and Directors
Exhibit 3.3(b)    Letter of Transmittal
Exhibit 7.2       Investment Letter


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "MERGER AGREEMENT"), dated as of May 19, 2000, by and among Corning Incorporated ("PARENT"), a New York corporation, Iroquois Merger Sub, Inc. ("MERGER SUBSIDIARY"), a Delaware corporation and a wholly-owned subsidiary of Parent, and IntelliSense Corporation (the "COMPANY"), a Delaware corporation.

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of the Company with and into the Merger Subsidiary (the "MERGER"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the parties intend that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, contemporaneously with the execution and delivery of this Merger Agreement, as a condition and inducement to Parent's and Merger Subsidiary's willingness to enter into this Merger Agreement, the Principal Shareholder of the Company and the Company's Chief Financial Officer are each entering into a shareholders voting agreement and irrevocable proxy (the "SHAREHOLDERS AGREEMENT") the form of which is attached hereto as EXHIBIT A pursuant to which, among other things, both such parties will vote their shares (if any) in favor of the transactions contemplated by this Merger Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof and of the applicable provisions of the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into the Merger Subsidiary and the separate existence of the Company shall thereupon cease, and the Merger Subsidiary shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") under the laws of the State of Delaware under the name "IntelliSense Corporation".

         Section 1.2 CLOSING. Unless this Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger will take place
(1) on June 30, 2000 or (2) if early termination is given with respect to the separate filings made by Parent and the Principal Shareholder under the HSR Act (as defined herein) with respect to the transactions contemplated hereby, no more than two business days after satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Choate, Hall & Stewart, Exchange Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto (the "CLOSING DATE").


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         Section 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of the certificate of merger in substantially the form attached hereto as Exhibit 1.3 hereto (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the provisions of DGCL. When used in this Merger Agreement, the term "EFFECTIVE TIME" shall mean the time at which such Certificate of Merger is accepted for filing with the Secretary of State of Delaware.

         Section 1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and other applicable laws. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, or reasonably desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Merger Subsidiary or the Company (the "CONSTITUENT CORPORATIONS") to be vested in the Surviving Corporation, by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Merger Agreement, the Constituent Corporations agree that the Surviving Corporation and its officers and directors shall approve, execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, or reasonably desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement, and that the officers and directors of the Surviving Corporation are fully authorized in the name of each of the Constituent Corporations or otherwise to take any and all such action so long as such action is consistent with this Merger Agreement.

         Section 1.5 PURCHASE ACCOUNTING. For accounting purposes, the parties hereto agree that the Merger will be treated as a "purchase".

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, except that the name shall be changed to "IntelliSense Corporation", until thereafter changed or amended as provided therein or by applicable law.

         Section 2.2 BY-LAWS. The By-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         Section 2.3 BOARD OF DIRECTORS; OFFICERS. The directors and officers of the Surviving Corporation, immediately after the Closing and as of the Effective Time, shall be as set forth on EXHIBIT 2.3 hereof.

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                                   ARTICLE III

                              CONVERSION OF SHARES

         Section 3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company or Merger Subsidiary:

         (a) PARENT SHARES OF COMPANY COMMON STOCK. All shares of common stock, $0.01 par value, of the Company ("COMPANY COMMON STOCK") which are held by Parent or the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) CONVERSION OF REMAINING SHARES OF COMPANY COMMON STOCK. Each issued and outstanding share of Company Common Stock on the date hereof (the "COMPANY MERGER SHARES" but specifically excluding from the definition of Company Merger Shares for all purposes hereof those shares of Company Common Stock as to which
Section 3.1(a) applies) shall, except as set forth in Section 3.2, be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.50 per share, of Parent ("PARENT COMMON STOCK") equal to the aggregate of:

             (i) 0.10626 shares of the Parent Common Stock (the "CLOSING CONSIDERATION") and,

             (ii) to the extent earned within the time and subject to the terms and conditions set forth in EXHIBIT B hereto, 0.01791 shares of the Parent Common Stock (the "POST-CLOSING CONTINGENT CONSIDERATION").

         The aggregate Closing Consideration (2,016,755 shares of the Parent Common Stock, based upon a "CLOSING EXCHANGE RATIO" of 0.10626) and the aggregate Post-Closing Contingent Consideration (339,921 shares of the Parent Common Stock, based upon a "CONTINGENT EXCHANGE RATIO" of 0.01791) payable in respect of the Company Merger Shares shall constitute the "MERGER CONSIDERATION". The Merger Consideration shall be delivered to the holders of Company Merger Shares as provided in Section 3.3.

         (c) ADJUSTMENTS TO THE MERGER CONSIDERATION. If at any time during the period between the date of this Merger Agreement and the Effective Time, the Company changes the number of shares of the Company Common Stock outstanding, or Parent changes the number of shares of Parent Common Stock outstanding, in each case as a result of a stock split, reverse stock split, stock dividend, recapitalization or redenomination of share capital, the number of shares of Parent Common Stock issuable as Closing Consideration and Post-Closing Contingent Consideration and any other items dependent thereon shall be appropriately adjusted.

         (d) FRACTIONAL SHARES. No fractional shares of Parent Common Stock will be issued as a result of the Merger. In lieu of any fractional share of Parent Common Stock which might otherwise be issuable to a holder of the Company Common Stock, the holder shall receive cash in an amount equal to the applicable fraction multiplied by $185.30.

         (e) TREATMENT OF OPTIONS. Pursuant to the terms of the plans pursuant to which the Company granted options to purchase the Company Common Stock (each such grant, a "Company Stock Option") and pursuant to the terms of this Merger Agreement, each outstanding and unexercised Company Stock Option shall, at the Effective Time, be assumed by the Parent and, without any further action on the part of any holder of a Company Stock Option, shall convert into the right to purchase 0.10626 shares of Parent Common Stock (each, a "Parent Stock Option") and the exercise price per share of Parent Common Stock under each such Parent Stock Option shall be equal to the exercise price under the Company Stock Option as written divided by the Closing Exchange Ratio; the result of which shall be rounded down to the nearest whole cent. The adjustments provided herein with respect to any Company Stock Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code. Promptly after the Effective Time, the Parent shall issue to each holder of an outstanding Company Stock Option a notice describing the foregoing assumption of such Company Stock Option by the Parent.

         (g) SHARES FULLY PAID. The aggregate number of shares of Parent Common Stock comprising the Post-Closing Contingent Consideration shall be issued to the holders of Company Merger Shares immediately upon satisfaction of the conditions set forth in Exhibit A and upon such issuance shall be fully paid and nonassessable. The right to receive any Post-Closing Contingent Consideration shall not be transferable or assignable except by operation of law. Except as set forth in Article X, the Post-Closing Contingent Consideration shall not be available to satisfy any indemnification obligations.

         (h) TREATMENT OF SHARES OF MERGER SUBSIDIARY. Each issued and outstanding share of common stock of Merger Subsidiary shall continue to be outstanding and shall become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         Section 3.2 DISSENTING SHARES. Each share of Company Common Stock as to which (i) the holder thereof has not voted in favor of the Merger or has not consented thereto in writing and (ii) a written demand for appraisal was filed timely by such holder (in accordance with Section 262 of the DGCL) with the Company (a "DISSENTING SHARE"), shall not be converted into and hence shall not represent the right to receive the applicable proportionate share of the Merger Consideration and such Dissenting Share shall be subject to the provisions of
Section 262 of the DGCL; provided, however, that if any such shareholder shall withdraw his or her demand for payment or shall fail to perfect his or her rights to such payment in accordance with the DGCL, then such holder's Dissenting Shares shall cease to be Dissenting Shares and each such Share shall, subject to the terms of this Merger Agreement and the DGCL, be converted into and represent the right to receive the applicable proportionate share of the Merger Consideration. Each holder of a Dissenting Share who becomes entitled, pursuant to the DGCL, to receive an appraisal of his or her Dissenting Share or the Surviving Corporation may file a petition in the Chancery Court of the State of Delaware demanding a determination of the value of the Company's Common Stock in accordance with Section 262 of the DGCL.

         Section 3.3       SURRENDER AND EXCHANGE OF SHARE CERTIFICATES.

         (a) Promptly after the Effective Time but in no event more than three business days thereafter, Parent shall make available to Harris Trust (the "PAYING AGENT") such certificates evidencing such number of shares of Parent Common Stock to enable the Paying Agent to effect the conversion of the Company Merger Shares into shares of Parent Common Stock as provided in Section 3.3(b). No fractional shares of Parent Common Stock will be issued, and any holder of Company Merger Shares entitled to receive a fractional share of Parent Common Stock but for this
Section 3.3(a) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's fractional interest in a share of Parent Common Stock.

         (b) Except as provided in Section 3.2, on the Closing Date, Parent shall cause the Paying Agent to deliver to each person who was a holder of record of shares of the Company Merger Shares immediately prior to the Effective
Time: (i) a letter of transmittal in the form of EXHIBIT 3.3(b) attached, and
(ii) instructions for use in effecting the surrender of the Certificates nominally representing the Company Merger Shares in exchange for certificates representing the Parent Common Stock determined in accordance with Section 3.1(c). If and to the extent any of the Post-Closing Consideration is earned as provided in Section 3.1(b)(ii) and in Exhibit B hereto, the Parent shall promptly thereafter, but in no event more than three business days thereafter, direct the Paying Agent to issue and deliver to the holders of the Company Merger Shares immediately prior to the Effective Time the shares of Parent Common Stock issuable to such holder as the Post-Closing Contingent Consideration.

         (c) After the Effective Time, each holder of a Certificate shall surrender and deliver such Certificate to the Paying Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of Parent Common Stock for which such holder's shares of the Company Merger Shares have been converted and the Paying Agent shall direct Parent to issue to such holder a check for any cash in lieu of any fractional share of Parent Common Stock. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of the Company Merger Shares shall after the Effective Time be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 3.1, together with cash in lieu of any fractional share of Parent Common Stock.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of the Company Common Stock shall be made thereafter, other than transfers of shares of the Company Common Stock that have occurred prior to the Effective Time.

         (e) Any shares of Parent Common Stock that remain undistributed to the shareholders of the Company as of the Effective Time for a period of four months after the Effective Time (or four months after the date on which the Post-Closing Contingent Consideration is earned, as applicable) shall be delivered to Parent by the Paying Agent, upon demand, and any former shareholders of the Company who have not previously complied with this Section
3.3 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and any dividends or distributions with respect to Parent Common Stock which may have been made after Closing Date and/or cash in lieu of fractional shares.

         (f) Neither the Paying Agent, nor any of the Company, Merger Subsidiary or Parent shall be liable to any holder of shares of the Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect to Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

         (g) In the event any certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue such shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and the delivery of such bond as the Paying Agent may reasonably require.

         (h) No transfer taxes shall be payable by any stockholder of the Company in respect of the issuance of the Parent Common Stock under this Section 3.3, except that if any Parent Common Stock is to be issued in a name other than that in which the certificate surrendered has been registered, it shall be a condition of such issuance that the person requesting such issuance shall pay to Parent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of Parent that such taxes have been paid or are not payable.

         Section 3.4 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing shares of the Company's Common Stock shall cease to have any rights as shareholders of the Company, except as provided herein or by law.

         Section 3.5 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of the Company's Common Stock shall be made thereafter. In the event that, after the Effective Time, certificates for Company Merger Shares are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for Merger Consideration for each Company Merger Share represented as provided in Section 3.3, subject to applicable law in the case of Dissenting Shares.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Subsidiary that, except as set forth on the Company Disclosure Schedule which has been delivered to the Parent prior to the execution of this Merger Agreement (the "COMPANY DISCLOSURE SCHEDULE"):

         Section 4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the Company's business, properties or financial condition, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT").

         Section 4.2 CAPITALIZATION. The authorized capital of the Company consists of 50,000,000 shares of Company Common Stock, of which 29,424,111 shares are issued and outstanding (including 1,276,786 shares issued upon exercise of options as referenced below) and with respect to which 10,000,000 shares of Company Common Stock have been reserved for issuance pursuant to the Company's 1994 Stock Option Plan, of which options to purchase 2,895,908 shares of Company Common Stock are outstanding on the date of this Merger Agreement and options to purchase 1,276,786 shares of the Company's Common Stock have been granted and exercised. There are no other classes of capital stock of the Company authorized. As of the date of this Merger Agreement, there are no outstanding contractual obligations of the Company or any subsidiary to (i) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or to provide material funds to; (ii) make any material investment (in the form of a loan, capital contribution or otherwise) in any person; or (iii), except as set forth in Section 6.1(iii), issue shares of its capital stock. All the outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

         Section 4.3 SUBSIDIARIES. Except as set forth in Section 4.3 of the Company Disclosure Schedule: (a) the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity; and (b) the Company is not a participant in any joint venture, partnership or similar arrangement.

         Section 4.4 AUTHORIZATION. All corporate action on the part of the Company's board of directors necessary for the authorization, execution and delivery of this Merger Agreement and all exhibits hereto, the Shareholders Agreement referenced in the preamble hereof, the Investment Agreement referenced in Section 7.2 hereof and the Employment Agreements referenced in Section 7.4 hereof (collectively, the "RELATED AGREEMENTS") to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder have been duly and validly taken and the Company's board of directors has duly recommended the approval of this Merger Agreement to its shareholders. This Merger Agreement and the Related Agreements to which the Company is a party, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The affirmative vote of the holders of at least a majority of the total number of votes entitled to be cast by the holders of the Company Common Stock outstanding as of the record date for a special meeting of the Company's shareholders or the written consent of such shareholders is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to approve this Merger Agreement and the Related Agreements to which the Company is a party and the transactions contemplated by this Merger Agreement and such Related Agreements.

         Section 4.5 MATERIAL CONTRACTS. Set forth in Section 4.5 of the Company Disclosure Schedule is a list of the following documents (the "MATERIAL CONTRACTS"), true and complete copies of which (and all amendments and modifications thereof and consents and waivers thereunder) have been provided to Parent by the Company:

         (a) All agreements with customers in existence on and not performed as of May 12, 2000 and involving a purchase price of more than $100,000 in the aggregate for products shipped or to be shipped or requiring professional services to be performed under any such agreement.

         (b) All written contracts with any employee (or former employee which has not been fully performed by the Company or the employee) and all consulting contracts relating to professional services or product development for the Company's products.

         (c) Any contracts which are to be performed in any material respect on or after the Effective Time which (i) involve payments to or from the Company in amounts greater than $100,000 annually or by their terms extend more than twelve months after the date of this Merger Agreement (other than pursuant to automatic renewal provisions which permit cancellation without penalty upon 90 days or less notice); (ii) pertain to the use, occupancy or acquisition of real property; (iii) create or evidence any indebtedness or obligation with respect to borrowed money of the Company or assumption of any direct or indirect responsibility for the obligations of any other person; (iv) are licenses of Company Intellectual Property to third parties and licenses of Intellectual Property to the Company, or (v) would limit or restrict the conduct of the Business of the Company or its affiliates in the future, including any confidentiality, non-compete or other similar agreement.

         (d) All forms of product or service warranty with respect to the Company's products.

         (e) Except as set forth on Section 4.5 of the Company Disclosure Schedule, there is no event or occurrence with respect to any Material Contract, the occurrence of any event which of itself or with the giving of notice or the passage of time or both would constitute an event of default under or breach of such Material Contract, or would permit the other party thereto to cancel or terminate performance or seek material damages for breach ("DEFAULT") on the part of the Company or, to the Company's knowledge, written notice of any Default on the part of any other party, in the performance of any obligation to be performed or paid under any Material Contract.

         (f) Except as set forth in Section 4.5 of the Company Disclosure Schedule, the execution, delivery and performance of the Merger Agreement and the Related Agreements will not result in a Default under any Material Contract.

         Section 4.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required for the consummation of the transactions contemplated by this Merger Agreement other than (i) filings pursuant to federal or state securities laws in connection with the purchase and sale of the shares of the Company's Common Stock under this Merger Agreement, (ii) the filing of required notices and/or registration statements with the Securities and Exchange Commission, and (iii) compliance with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

         Section 4.7 LITIGATION. To the Company's knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Merger Agreement or any of the Related Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or that might reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect, or any change in the current equity ownership of the Company, nor has the Company received any written notice that there is any basis for the foregoing. The foregoing includes, to the Company's knowledge, actions pending or threatened (or any basis therefor known to the Company) involving any of the Company's employees' use of any information or techniques allegedly proprietary to any of their former employers in connection with the Company's business or any of the Company's employees' obligations under any confidentiality, non-compete or assignment of invention agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

         Section 4.8 EMPLOYEE AGREEMENT. Each employee, officer and consultant of the Company has executed an agreement with the Company requiring that person to protect the confidential information of the Company and to assign to the Company any inventions made by that person while working for the Company. Except as set forth in Section 4.8 of the Company Disclosure Schedule, the Company has not received any written notice or, to its knowledge, any oral notice that any of its employees or consultants are in violation thereof.

         Section 4.9       INTELLECTUAL PROPERTY.

         (a) For purposes of this Section 4.9, "INTELLECTUAL PROPERTY" shall mean all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, development and other tools, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), know-how and other technology that have been developed or are now developed or are being developed, produced, used, marketed or sold by the Company and all other proprietary rights in the foregoing, including, without limitation, all trade secrets, copyrights, and domestic and foreign letters patent, trademarks, trade names, brand names and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

         (b) Section 4.9 of the Company Disclosure Schedule sets forth a list and brief description of all patents, patent rights, patent applications, trademark registrations, trademark applications, service marks, service mark applications, trade names and copyright registrations, being prepared by, owned by or registered in the name of the Company.

         (c) Except as set forth in Section 4.9 of the Company Disclosure Schedule, to the knowledge of the Company, the Company owns all right, title and interest (free and clear of any liens or encumbrances) or possesses adequate third-party licenses or other valid rights to use all Intellectual Property used or held for use in connection with the business of the Company as currently conducted, except where the failure to own or possess such could not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect.

         (d) Except as set forth in Section 4.9 of the Company Disclosure Schedule, the Company has not received any written notice that, and to the Company's knowledge no claim has been made or asserted that, any Intellectual Property used or product sold or offered for sale by the Company infringed or infringes on or otherwise violated or violates the proprietary rights of any person, and such Intellectual Property, uses, sales and offers to sell are and have been in accordance, in all material respects, with all applicable third-party licenses. In addition to the foregoing, except as set forth in Section 4.9 of the Company Disclosure Schedule, to the Company's knowledge, the Company is not infringing any proprietary rights of any third party.

         (e) To the knowledge of the Company, no Intellectual Property owned or licensed by or to the Company is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         (f) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its Intellectual Property. To the knowledge of the Company (i) there has been no misappropriation of any Intellectual Property of the Company by any person, (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other proprietary rights of any other person and (iii) no employee, independent contractor or agent of the Company is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of material Intellectual Property.

         Section 4.10 COMPLIANCE WITH OTHER INSTRUMENTS. (a) The Company is not in violation or default in any material respect of any provisions of its Second Amended and Restated Certificate of Incorporation or Restated Bylaws or of any judgment, order, writ or decree, to which it is a party or by which it is bound; except in each case where such default or violation could not reasonably be expected to have a Company Material Adverse Effect.

         (b) The execution, delivery and performance of the Merger Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default.

         Section 4.11 DISCLOSURE. No representation or warranty of the Company contained in this Merger Agreement and the Exhibits attached hereto, or any certificate furnished or to be furnished by the Company to Parent or Merger Subsidiary at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, when read together, in light of the circumstances under which they were made.

         Section 4.12 AFFILIATE TRANSACTIONS. Other than as set forth in Section
4.12 of the Company Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, other than expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, other than as set forth in Section 4.12 of the Company Disclosure Schedule, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company; except that officers, directors and/or shareholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the knowledge of the Company, other than as set forth in Section 4.12 of the Company Disclosure Schedule, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         Section 4.13 RIGHTS OF REGISTRATION AND FIRST OFFER. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, other than pursuant to the Shareholder Rights Agreement between Parent and the Company.

         Section 4.14 CORPORATE DOCUMENTS. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are in the form provided to Parent. The Company has provided Parent with access to true and complete copies of the records of proceedings of the board of directors of the Company and its shareholders since the Company was incorporated.

         Section 4.15 TITLE TO PROPERTY AND ASSETS. Other then as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         Section 4.16 FINANCIAL STATEMENTS. The Company has delivered to Parent its audited financial statements (balance sheet and profit and loss statement) as of June 30, 1999, 1998 and 1997 (the "AUDITED STATEMENTS") and internal unaudited balance sheet of the Company at March 31, 2000 and the related income statement for the nine-month period then ended (the "MARCH STATEMENTS," and, collectively with the Audited Statements, the "FINANCIAL STATEMENTS") for the periods then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except as set forth in Section 4.16 of the Company Disclosure Schedule. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the March Statements, to normal year-end audit adjustments and subject to the absence of footnote disclosure. Except as set forth in the March Statements or Section 4.16 of the Company Disclosure Schedule, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2000, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the March Statements. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

         Section 4.17 CHANGES.  Since March 31, 2000, other than as set forth in
 Section 4.17 of the Company Disclosure Schedule, there has not been:

         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse to the Company; or any incurrence of any indebtedness for borrowed money, leases, guarantees, assumptions of the indebtedness or letters of comfort or similar instruments (other than ordinary course borrowing and repayment under the Company's two credit agreements existing as of the date hereof and as set forth in Section 4.5 of the Company Disclosure Schedule);

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company (as such business is presently conducted);

         (c) any waiver or compromise by the Company of a material right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties or financial condition of the Company (as such business is presently conducted);

         (e) any material and adverse change to a material contract or agreement by which the Company or any of its assets is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

         (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets except pursuant to license or other agreements entered into in the ordinary course of business;

         (h) any resignation or termination of employment for any reason of any officer or key employee of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

         (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

         (j) any mortgage, pledge, grant of a security interest or lien by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable or which do not materially impair the value of such properties or assets;

         (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business to employees, officers or directors;

         (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

         (m) any arrangement or commitment by the Company to do any of the things described in this Section 4.17.

         Section 4.18      EMPLOYEE BENEFIT PLANs.

         (a) Section 4.18 of the Company Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option or stock purchase arrangements or policies) maintained, or contributed to, by the Company or any trade or business (whether or not incorporated) which is treated with the Company as a single employer under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") with respect to employees of the Company or their ERISA Affiliates (the "COMPANY BENEFIT PLANS"). Each Company Benefit Plan is in writing or a written summary thereof is included in Section 4.18 of the Company Disclosure Schedule and the Company has furnished Parent with a true and complete copy of each Company Benefit Plan document, including all amendments thereto, and a true and complete copy of each material document prepared in connection with each Company Benefit Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Form 5500's, including all attachments thereto, and (iv) the most recently prepared actuarial report and financial statement, if any, in connection with each Company Benefit Plan. The Company does not have any express or implied commitment (x) to create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (y) to enter into any contract or agreement to provide compensation or benefits to any individual or
(z) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) The Company does not maintain any benefit plan which is subject to
 Section 412 of the Code or Title IV of ERISA.

         (c) Except with respect to the Company's 401(k) plan, none of the Company's Benefit Plans is intended to qualify under Section 401(a) of the Code.

         (d) Except as set forth on Section 4.18 of the Company Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. The Company is not currently liable and has not previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code or Section 502 of ERISA, and no fact or event exists which could give rise to any such liability.

         Section 4.19 TAX RETURNS AND PAYMENTS. The Company has duly filed all material foreign, federal, state and local income, franchise, excise, real and personal property and other Tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects, and the Company has paid or, prior to the Effective Time will pay, all Taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. The Company has paid and will pay all installments of estimated taxes due on or before the Effective Time. All Taxes and state assessments and levies which the Company is required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by the Company for such payment. The Company has paid or made (subject to year end audit adjustments) adequate provision in accordance with GAAP in the financial statements of the Company for all Tax payable in respect of all periods ending on or prior to the date of this Merger Agreement and will have made or provided for all Taxes payable in respect of all periods ending on or prior to the Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. The Company has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Tax required to be paid, collected or withheld, other than such Taxes for which adequate reserves (subject to year end audit adjustments) in the Company Financial Statements have been established or which are being contested in good faith. There are no claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company.

         Section 4.20 INSURANCE. The Company has in full force and effect the fire and casualty insurance, business interruption insurance and all insurance as is listed in Section 4.20 of the Company Disclosure Schedule.

         Section 4.21 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Company Material Adverse Effect, nor has the Company received written of any labor organization activity involving its employees. To the Company's knowledge, the employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, except for such noncompliance that will not have a Company Material Adverse Effect.

         Section 4.22 CERTAIN BUSINESS PRACTICES. Neither the Company nor, to its knowledge, any of its directors, officers, employees or agents has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         Section 4.23 COMPLIANCE WITH APPLICABLE LAWS. To the Company's knowledge, the business of the Company has not been, and is not currently being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "COMPANY PERMITS") and no product has been exported in violation of the applicable provisions of the U.S. export control laws except, in each case, where the failure to comply would not have a Company Material Adverse Effect. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. No material change is required in the Company's processes, properties or procedures in connection with any such Company Permits, and the Company has not received any written notice of any material noncompliance with any such Company Permits that has not been cured as of the date hereof. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except in each case where the absence of any of the foregoing would not have a Company Material Adverse Effect.

         Section 4.24 REAL PROPERTY HOLDING CORPORATION. The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

         Section 4.25 ENVIRONMENTAL AND SAFETY LAWS.  Except as disclosed in
Section 4.25 of the Company Disclosure Schedule:

         (a) The Company (i) is in material compliance with all Environmental Laws (as defined below ), (ii) has not received written notice of any asserted liability or any liability (including liability with respect to current or former subsidiaries or operations), with respect to any Environmental Laws,
(iii) holds or has applied in a timely manner for all Environmental Permits (as defined below) applicable to its business and properties and (iv) is in material compliance with its Environmental Permits;

         (b) the Company has not received any written notice, demand, letter, claim or request for information alleging that it is or may be in violation of, or liable under, any Environmental Law;

         (c) the Company has not entered into or agreed (i) to any consent, decree or order and is not subject to any judgment, decree or judicial order relating to compliance with or liability under Environmental Laws, and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) to indemnify any third party in connection with any threatened or asserted claim for any liability under any Environmental Law; and

         (d) none of the real property owned or leased by the Company is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state list of sites requiring investigation or cleanup.

         For purposes of this Merger Agreement:

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

         "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

         "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

         "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

         Section 4.26 TAX-FREE EXCHANGE. To the knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under
Section 368(a) of the Code.

         Section 4.27 BROKERS. Except for Broadview International LLC (the "COMPANY'S FINANCIAL ADVISOR"), no agent, broker, finder, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or other similar commission or other fee in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.28 BOARD APPROVAL. The Board of Directors of the Company by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL"), has duly (i) determined that this Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders, (ii) approved this Merger Agreement and the Merger and (iii) recommended that the shareholders of the Company adopt this Merger Agreement and approve the Merger and directed that this Merger Agreement and the Transactions be submitted for consideration by the Company's shareholders at a meeting of such shareholders (or by action of written consent). The Company Board Approval constitutes approval of this Merger Agreement and the Merger for purposes of
Section 203 of the DGCL. To the knowledge of the Company, except for Section 203 of the DGCL (which has been rendered inapplicable by actions of the Board of Directors of the Company), no state takeover statute is applicable to the Merger or the other Transactions.

         Section 4.29 SOLE REPRESENTATIONS. The foregoing constitutes the sole representations and warranties made by the Company under this Merger Agreement and in connection with the transactions contemplated hereby. The Company does not make and hereby disclaims any other representations or warranties.

                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary jointly and severally represent and warrant to the Company as follows:

         Section 5.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger Subsidiary is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the State of Delaware. Each of Parent and Merger Subsidiary has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect (as defined below). Parent has heretofore made available to the Company a complete and correct copy of the charter and bylaws, each as amended to the date hereof, of Parent and Merger Subsidiary.

         Section 5.2 CAPITALIZATION. The authorized capital stock of Parent consists of 1,200,000,000 shares of the Parent Common Stock and 10,000,000 shares of preferred stock, par value $100.00 per share (the "PARENT PREFERRED STOCK"). As of March 31, 2000: (a) 302,823,248 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable, (b) 25,338,330 shares of Parent Common Stock were held in the treasury of Parent, and (c) 118,003 shares of Parent Preferred Stock were outstanding. As of May 18, 2000: (a) 11.1 million options to purchase Parent Common Stock were outstanding and (b) an aggregate of 3.3 million shares of Parent Common Stock were reserved for issuance under stock options issued pursuant to the Parent's employee and director stock option plans (the "PARENT STOCK PLANS"). Except as set forth in this Section 5.2, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. All shares of capital stock of Parent subject to issuance pursuant to the Parent Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All of the shares of Parent Common Stock issuable upon consummation of the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable and the issuance thereof will not be subject to any preemptive or similar right. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share of which 1,000 shares are outstanding and held beneficially and of record by Parent.

         Section 5.3 AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. Each of Parent and Merger Subsidiary has all necessary power and authority to execute and deliver this Merger Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Merger Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Merger Agreement or to consummate the Merger and the other transactions contemplated hereby other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL. This Merger Agreement has been duly and validly executed and delivered by Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery by the Company, this Merger Agreement constitutes a legal, valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms.

         Section 5.4       NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Merger Agreement by Parent and Merger Subsidiary does not, and the performance of this Merger Agreement by Parent and Merger Subsidiary will not: (i) conflict with or violate the certificate of incorporation or by-laws of Parent and Merger Subsidiary, (ii) (assuming the consents, approvals, authorizations and waivers specified in Section 5.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied), conflict with or violate any Laws applicable to Parent or Merger Subsidiary or by which any property or asset of Parent or Merger Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Subsidiary pursuant to any note, bond, mortgage, indenture or credit agreement, or, to the Parent's knowledge as of the date of this Merger Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any property or asset of the Parent or Merger Subsidiary is bound or affected, except in the case of clause (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Parent Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

         (b) The execution and delivery of this Merger Agreement by Parent and Merger Subsidiary does not, and the performance of this Merger Agreement by Parent and Merger Subsidiary will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, the Securities Act of 1933, as amended (the "Securities Act"), blue sky laws, the HSR Act, and filing and recordation of the Certificate of Merger as required by DGCL and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a

Parent Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

         Section 5.5       PARENT REPORTS AND FINANCIAL STATEMENTS.

         (a) Parent has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "PARENT SEC REPORTS") required to be filed by it with the SEC since December 31, 1997. As of their respective dates, Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Parent SEC Reports. As of their respective dates and as of the date any information from such Parent SEC Reports has been incorporated by reference, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the Parent SEC Reports.

         (b) The consolidated balance sheets of Parent as of December 31, 1999 and 1998, the three month period ended March 31, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years and, as applicable, quarter then ended (including the related notes and schedules thereto) contained in Parent's Form 10-K/A for the year ended December 31, 1999 and contained in Parent's Form 10-Q for the quarter ended March 31, 2000 (the "PARENT FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes and except for year end audit adjustments and to the absence of footnote disclosure for the financial statements included within Parent's Form 10-Q for the three months ended March 31, 2000.

         Section 5.6 TAX-FREE EXCHANGE. To the knowledge of Parent, neither Parent nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under
Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

         Section 5.7 BROKERS. Except for Goldman, Sachs & Co. (the "PARENT'S FINANCIAL ADVISOR") whose fees shall be paid by Parent, no agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent.

         Section 5.8 BOARD APPROVAL. The Board of Directors of Parent and Merger Subsidiary by written consents or resolutions duly adopted at meetings duly called and held have each duly approved the Merger and the transactions contemplated by this Merger Agreement.

         Section 5.9 OPERATIONS OF MERGER SUBSIDIARY. Merger Subsidiary is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the type of transactions contemplated by this Merger Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Merger Agreement.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1 CONDUCT OF THE BUSINESS PENDING THE EFFECTIVE TIME. From and after the date hereof, prior to the Effective Time, except as set forth in
Section 6.1 to the Company Disclosure Schedule or as contemplated by this Merger Agreement or required by Law, or unless Parent shall otherwise agree in writing, the Company covenants and agrees that it shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (which shall be deemed to include in a manner consistent with the budgets and plans heretofore made available to Parent, including all capital expenditure and plant expansion plans), use all reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and consultants and preserve its relationships and goodwill with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company and to protect its Intellectual Property to the end that its goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time.

         Unless Parent shall otherwise agree in writing and except as otherwise set forth in Section 6.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall not:

                  (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, split, combine or reclassify any of its capital stock, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities;

                  (ii) grant, award or enter into any compensation or change of control arrangement with any employee of the Company, other than in the ordinary course of business of the Company, consistent with past practices, or change of control arrangement with any employee of the Company;

                  (iii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock including any Company Stock Options, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities, other than (A) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Merger Agreement or (B) within the ten-day period following the date of this Merger Agreement, the issuance of additional Company Stock Options pursuant to the Company's 1994 Stock Option Plan to purchase up to 3,280,397 shares of Company Common Stock granted on the date hereof; or amend the terms of any such securities, rights, warrants or options or, except as set forth in

Section 4.18 of the Company Disclosure Schedule take any action to accelerate the vesting thereof;

                  (iv)amend the certificate of incorporation or by-laws of the Company;

                  (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to the Company, except, in any such case, in the ordinary course of business;

                  (vi) subject to a lien or sell, lease, license or otherwise dispose of or transfer any of its properties or assets or any Intellectual Property, except for sales of products in the ordinary course of business;

                  (vii) incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company, guarantee any debt securities of another person, or enter into any "keep well" or other agreement to maintain any financial condition of another person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business under the Company's existing equipment line of credit including to repay existing indebtedness pursuant to the terms thereof, enter into any leases, guarantees, assumptions of indebtedness or letters of comfort or similar instruments or make any loans, advances or capital contributions to, or investments in, any other person, or compromise any material claims or litigation;

                  (viii) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

                  (ix) authorize any of, or commit or agree to take any of, the foregoing actions; provided however, the Company may, before or after the Closing Date, award or agree to award up to $2,000,000 in signing or other bonuses, stock options or other compensation to individuals recruited as employees of the Company after the date of this Merger Agreement (and, if and to the extent any portion of such $2,000,000 is granted in the form of stock options or other equity compensation, then any such grant would be subject to Parent approval and Parent will use best efforts to make available such options for the benefit of such employees).

         (b) Within 10 business days after the end of each month following the date of this Merger Agreement, the Company shall deliver to Parent financial statements presented on a basis consistent with the March Statements and copies of any Material Contracts entered into in accordance with this Merger Agreement during the preceding month. The Company shall promptly provide the Parent copies of all filings made by the Company with any Governmental Entity in connection with this Merger Agreement and the transactions contemplated hereby.

         (c) The Company shall, before settling or compromising any litigation, claim, income tax or other material liability of the Company, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter and shall not enter into any such settlement or compromise without the consent of Parent, which will not be unreasonably withheld or delayed.

         Section 6.2 COMPANY SHAREHOLDER VOTE. Within 10 business days after the date of this Merger Agreement, the Company shall take all action reasonably necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene a special meeting of its shareholders or obtain the written consent of its shareholders required under the DGCL to approve the Merger and this Merger Agreement and the transactions contemplated hereby. Parent will make a representative available to the Company's shareholders to answer any questions such shareholders may have regarding the Parent's business, management and financial affairs.

         Section 6.3 ACQUISITION PROPOSALS. The Company shall not nor shall it authorize any of its officers, directors, employees, agents or representatives (including, any investment banker, attorney or accountant retained by the Company) to initiate, continue, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer to shareholders of the Company, with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. The Company will notify Parent of any written Acquisition Proposals or oral Acquisition Proposals made to any officer of the Company which in either event includes the value of the Acquisition Proposal. Promptly after the execution hereof, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company.

         Section 6.4 SECTION 368(a). The Merger is intended to qualify under
Section 368(a) of the Code. From and after the date of this Merger Agreement and until the Effective Time, the parties shall use their respective reasonable best efforts to cause the Merger to so qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying under the provisions of Section 368(a) of the Code.

         Section 6.5 CONSENTS. The Company shall use its reasonable best efforts to obtain all consents referenced in Section 4.5 of the Company Disclosure Schedule and identified with an asterisk as a "required consent for closing".

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 ACCESS TO INFORMATION. From the date hereof through the Effective Time, the Company shall afford to Parent and Parent's accountants, counsel and other representatives full and reasonable access during normal business hours and upon reasonable advance notice to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Parent (i) a copy of each report, and other document filed or received by it pursuant to the requirements of the HSR Act, and (ii) all other information concerning its business (including research and development and manufacturing processes), properties and personnel as Parent may reasonably request; provided however, that all such access shall be coordinated exclusively through the Company's President and Chief Executive Officer. Parent shall hold, and shall cause its employees, agents and representatives to hold, in strict confidence all such information in accordance with the terms of the Non-Disclosure Agreement dated February 29, 1999, as amended, between Parent and the Company, which shall remain in full force and effect in accordance with the terms thereof, including, in the event of termination of this Merger Agreement. Parent and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 7.1, conduct such activities in a manner that avoids any undue disruption to or interference with the operation of the business of the Company.

         Section 7.2 REPRESENTATIONS OF HOLDERS OF COMPANY COMMON STOCK. Prior to the Effective Time, each holder of Company Common Stock will execute and deliver to Parent an agreement in the form set forth on EXHIBIT 7.2 hereto acknowledging that the shares of Parent Common Stock representing the Merger Consideration have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, that such shares are being acquired for investment and not with a view to distribution, that the certificates representing such shares will bear a legend restricting their transferability and other customary representations in a transaction not registered under the Securities Act.

         Section 7.3 FURTHER ACTION; CONSENTS; FILINGS.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Merger Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the Merger and the other transactions contemplated by this Merger Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Merger Agreement, the Merger and the other transactions contemplated by this Merger Agreement that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

         (b) Parent and the Company shall, and the Company shall cause its Affiliates which are required to do so to, file as soon as practicable after the date of this Merger Agreement but in no event more than fifteen business days after the date of this Merger Agreement, notifications under the HSR Act and any other applications or notices required under other Merger Control Laws and shall respond as promptly as practicable to all inquiries or requests that may be made pursuant to any Merger Control Laws for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters. The parties shall cooperate reasonably with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. Each of Parent, Merger Subsidiary and the Company, to the extent applicable, further agrees to file contemporaneously with the filing of the applications any requests for waivers of applicable Governmental Entities as may reasonably be required to expeditiously prosecute such waiver requests and to diligently submit any additional information or amendments for which the Governmental Entity may reasonably ask with respect to such waiver requests.

         Section 7.4 EMPLOYEE AND OTHER ARRANGEMENTS.

         (a) Prior to the Effective Time, the Company shall use best efforts to cause each employee of the Company to enter into an agreement with Parent in the form of Exhibit C-1 to this Merger Agreement agreeing that such employee shall preserve the confidentiality of the proprietary information of the Company and the Parent and their affiliates, that all inventions of employee as an employee of the Company or any of its affiliates shall be automatically assigned to Parent and that such employee shall not compete with the Company with such terms as are customary for employees of Parent.

         (b) Prior to the Effective Time, the Principal Shareholder shall also enter into an employment agreement with Parent in the form of EXHIBIT C-2 to this Merger Agreement for a term of two years with an agreement not to compete for five years after the date of this Merger Agreement.

         (c) Promptly after the date hereof, the Company shall use best efforts to cause the employees set forth on EXHIBIT C-3 to enter into an agreement similar in form to EXHIBIT C-2 (as adjusted for position and compensation).

         Section 7.5 PUBLIC ANNOUNCEMENTS. On or before the Closing Date, Parent and the Company shall not (nor shall they permit any of their respective Affiliates to), without prior consultation with the other party and such other party's review of and consent to any public announcement concerning the transactions contemplated by this Merger Agreement, issue any press release or make any public announcement with respect to such transactions during such period, and Parent and the Company shall, to the extent practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party, provided, however, no party shall be prevented from making any disclosure required by law at the time so required because of any delay on the part of the other party. The parties intend that the initial announcement of the terms of the transactions contemplated by this Merger Agreement shall be made by joint press release of Parent and the Company on or about the date of execution and delivery hereof.

         Section 7.6 COOPERATION. The parties shall cooperate in the integration of Parent's acquisition of the Company, including preparing for the prompt and orderly transition of employees, customers and suppliers of the Company's business.

         Section 7.7 NOTICES OF BREACH. The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Merger Agreement which has after the date hereof become untrue or inaccurate in any material respect, or (ii) the failure after the date hereof by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Merger Agreement; provided, however, that such notification shall be given prior to the Closing and shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Merger Agreement.

         Section 7.8 REGISTRATION OF OPTIONS. No later than fifteen (15) days after the Effective Time, the Parent Common Shares subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for as long as substitute Parent Company Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to Company Stock Options to be listed on the NYSE.

         Section 7.9 APPOINTMENT OF SHAREHOLDER REPRESENTATIVE. In the event the Merger is approved by the shareholders of the Company in accordance with the DGCL, upon and by such approval, and without further act of any shareholder, each shareholder shall be deemed to have appointed and accepted the Principal Shareholder (the "SHAREHOLDER REPRESENTATIVE"), as such shareholder's representative and true and lawful attorney-in-fact and agent to act in such shareholder's name, place and stead to take any actions which may be necessary and desirable with respect to the Post-Closing Contingent Consideration, and to execute in the name and on behalf of such shareholder any agreement, certificate, instrument or document to be delivered by the shareholders in connection with the Post-Closing Contingent Consideration. If the Shareholder Representative shall resign, die, or become unable to act as the Shareholder Representative, John Bertucci shall automatically be appointed as a replacement. Any such successor Shareholder Representative shall have the same powers and duties as if appointed as the original Shareholder Representative hereunder. The Shareholder Representative or the shareholders shall promptly notify Parent of the appointment of a successor Shareholder Representative. By approval of the Merger as aforesaid, each shareholder of the Company (other than the Shareholder Representative) agrees to jointly and severally, indemnify the Shareholder Representative for, and hold him harmless against, any loss, liability, claim or expense, including reasonable attorney's fees, arising out of or in connection with his duties as Shareholder Representative under this Merger Agreement, including the costs and expenses of defending himself against any such loss, liability, claim or expense in connection herewith, unless such loss, liability, claim or expense shall have been determined by a court of competent jurisdiction to be a result of the Shareholder Representative's gross negligence or intentional misconduct.

         Section 7.10 CERTAIN EMPLOYEE BENEFITS MATTERS. For a period of two years following the Effective Time and effective upon the Merger, Parent shall, or shall cause the Surviving Corporation to, provide medical, 401(k), life and disability benefits, cash compensation and other benefits to Surviving Corporation employees that, in the aggregate, are comparable to the medical, 401(k), life and disability benefits cash compensation and other benefits that were provided to such Surviving Corporation employees under the Company Benefit Plans as in effect immediately prior to the Effective Time and that have been disclosed or made available to Parent, other than employee benefit plans, programs, contracts or arrangements providing for stock options, stock purchase rights, restricted stock, phantom stock or other stock-based compensation.

         Section 7.11 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                  (a) The By-Laws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Merger Agreement, in Section 10 of the Company's By-Laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors or officers of the Company.

                  (b) For the period of six years after the Effective Time, Parent shall cause to be maintained in effect a directors' and officers' liability insurance policy, including terms and conditions that are no less advantageous to the insured directors and officers than are contained in the Company's current liability policy and with policy coverage for such six-year period and in an amount at least equal to the coverage amount included in the Company's current policy.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 7.11.

                  (d) For a period of at least six years after the Effective Time, Parent shall cause the certificate of incorporation of the Surviving Corporation to continue to include a provision substantially similar to Article SIXTH of the Certificate of Incorporation of the Company for the benefit of all directors and officers of the Company prior to the Effective Time.

         Section 7.12 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         Section 7.13 DECLARATION OF REGISTRATION RIGHTS. Parent agrees that the shareholders of the Company receiving Common Stock in the Merger shall be entitled to the registration rights set forth in the Declaration of Registration Rights attached hereto as EXHIBIT
D. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be listed on the NYSE.

         Section 7.14 PARENT FUNDING OBLIGATIONS.

         (a) Parent hereby covenants and agrees that upon termination of this Merger Agreement, Parent will reimburse all direct costs and expenses reasonably incurred by the Company in connection with its performance of (i) the 3D Switch Proposal previously provided by the Company to Parent (Bernard Eid March 15,
2000) and (ii) the milestones set forth in EXHIBIT B hereto. Such expenses shall include all costs associated with the purchase of equipment required in connection with the foregoing as well as expenses related to the hiring and/or termination (either of which shall occur on or before January 31, 2001) of employees and consultants associated with the foregoing. Parent's aggregate reimbursement obligations in respect of the foregoing shall not exceed $5 million assuming that such Merger Agreement termination occurs prior to June 30, 2000. In the event the Closing is extended beyond June 30, 2000, Parent's reimbursement obligation may be increased but only if and to the extent that the Company is directed by Parent in writing to undertake further activity in connection with the 3D Switch Proposal and/or the milestones set forth on EXHIBIT B hereto. Notwithstanding the foregoing, Parent shall not have any reimbursement obligation under this Section 7.14(a) in the event that Parent and the Company enter into a mutually acceptable agreement, separate from this Merger Agreement, pertaining to the Company's completion of the 3D Switch Proposal and/or the milestones set forth on EXHIBIT B, within 15 days of the termination of this Merger Agreement. In the event such agreement is not entered into within such 15-day period, Parent shall make immediate payment of such reimbursement amount and the Company shall assign and transfer to Parent all equipment purchased in connection with the foregoing and covered in full by such reimbursement amount.

         (b) Parent further covenants and agrees that it shall provide the Surviving Corporation on a timely basis with funding sufficient to cover the operating expenses and capital expenditure requirements of the Surviving Corporation reasonably required in order to perform the milestones set forth on Exhibit B on or before January 31, 2001; provided that such expenses shall not exceed $6 million in the aggregate without approval of the Board of Directors of the Surviving Corporation.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote or written consent of the holders of the Company Common Stock;

                  (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other consents from Governmental Entities and other third parties which in any case are required to be received prior to the Effective Time with respect to the transactions contemplated hereby shall have been received; and

                  (c) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction; provided, however, that the parties shall comply with the provisions of Section 7.3 and shall further use their best efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted.

         Section 8.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional conditions, unless waived by the Company, that:

                  (a) Parent and Merger Subsidiary shall have performed in all material respects their respective agreements and covenants contained in this Merger Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Parent and Merger Subsidiary contained in this Merger Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by this Merger Agreement and except for inaccuracies in representations and warranties and failures to perform their respective agreements that in the aggregate do not constitute a Parent Material Adverse Effect; and the Company shall have received a certificate of an officer of Parent and of Merger Subsidiary to that effect.

                  (b) The Company shall have received from Choate, Hall & Stewart, counsel to the Company, or counsel to Parent, on the Closing Date, a written opinion dated as of such date that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

                  (c) Parent shall have executed and delivered the Declaration of Registration Rights attached as EXHIBIT D hereto.

                  (d) The Related Agreements referred to in Section 7.4(b) shall have been duly authorized, executed and delivered by parties thereto other than the Company and shall be in full force and effect.

         Section 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY TO EFFECT THE MERGER. The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

                  (a) The Company shall have performed in all respects its agreements contained in this Merger Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company contained in this Merger Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by this Merger Agreement and except for inaccuracies in representations and warranties and failures to perform its agreements that in the aggregate do not constitute a Material Adverse Effect on the Company; and Parent and Merger Subsidiary shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect.

                  (b) The Related Agreements shall have been duly authorized, executed and delivered by the parties thereto other than the Parent and the Merger Subsidiary and shall be in full force and effect, provided that it shall only be a condition to Closing that no less than 75% of the employees of the Company (excluding the employees listed on Exhibit C-3 hereof) shall have signed an agreement with Parent in the form of EXHIBIT C-1.

                  (c) There shall have been no circumstance, event, occurrence, changes or effect that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect since the date of this Merger Agreement.

                  (d) The Parent shall have received from Nixon Peabody LLP, counsel to the Parent, on the Closing Date, a written opinion dated as of such date that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

                  (e) The Company shall have obtained those consents identified with an asterisk as a "required consent for Closing" on Section 4.5 of the Company Disclosure Schedule.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 TERMINATION. This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by the Company, upon a material breach of this Merger Agreement on the part of Parent or Merger Subsidiary as set forth in this Merger Agreement which has not been cured (following prompt notice thereof to Parent) and which would cause the condition set forth in Section 8.2(a) to be incapable of being satisfied by September 30, 2000;

                  (c) by Parent, upon a material breach of this Merger Agreement on the part of the Company as set forth in this Merger Agreement which has not been cured (following prompt notice thereof to the Company) and which would cause the condition set forth in Section 8.3(a) to be incapable of being satisfied by September 30, 2000;

                  (d) by Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

                  (e) by either Parent or the Company if the Merger shall not have been consummated on or before September 30, 2000 (the "UPSET DATE"), provided the terminating party is not at the time of such termination otherwise in material breach of its representations, warranties or obligations under this Merger Agreement.

         Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Merger Agreement by either Parent or the Company, as provided in Section 9.1, this Merger Agreement shall forthwith become void and there shall be no liability hereunder on the part of any of the Company, Parent or Merger Subsidiary or their respective officers or directors except as expressly herein and provided that provided (i) the Confidentiality Agreement referenced in
Section 7.1 and Sections 9.2, 9.3(a) and Article XI shall survive the termination and (ii) nothing herein shall relieve any party from liability for any willful breach of any of their respective representations, warranties, covenants or agreements set forth in this Merger Agreement.

         Section 9.3       FEES AND EXPENSES.

         (a) If the Merger is not consummated and the Closing does not occur, all fees and expenses incurred in connection with negotiation and effectuation of the terms and conditions of this Merger Agreement and the transactions contemplated hereby, including without limitation all legal, accounting, financial advisory, consulting and other fees and expenses of third parties ("THIRD PARTY EXPENSES"), incurred by the Parent or Merger Subsidiary, shall be the obligation of the Parent, and all Third Party Expenses incurred by the Company or its shareholders shall be the obligation of the Company.

         (b) If the Merger is consummated and the Closing does occur, all reasonable Third Party Expenses incurred by any party hereto shall be the responsibility of the Parent or the Surviving Corporation, and shall be paid in full immediately after the Effective Time.

         Section 9.4 AMENDMENT. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the Merger Consideration, (ii) in any way materially adversely affects the rights of the Company's shareholders or
(iii) under applicable law would require approval of the Company's shareholders, in any such case referred to in clauses (i), (ii) and (iii), without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         Section 10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the parties contained in this Merger Agreement shall, notwithstanding any investigation by or notice by or to any party prior to the Closing Date, survive the Merger for the period set forth in this Section
10.1. The representations and warranties of the Company and the representations and warranties of Parent and Merger Subsidiary set forth in Article V shall survive until the date which is fourteen (14) months after the Closing Date (the "GENERAL EXPIRATION DATE"). Notwithstanding the foregoing: the representations and warranties of the Company (i) in Section 4.19 (Tax) shall survive for three
(3) years after the Closing Date unless a Tax audit is conducted on the Company by the appropriate Tax authority, in which case such Tax representation and warranty shall survive solely with respect to the matters under such audit and then only to the end of such audit period; and (ii) in Section 4.25 (environment) but only if and to the extent that such representation and warranty relates to the property known as 16 Upton Drive, Wilmington, MA, which representation and warranty shall survive until seven (7) years from the Closing Date (as set forth in (i) and (ii) of this sentence, the "SPECIFIC EXPIRATION DATE", together with the General Expiration Date, THE"EXPIRATION DATE"); and provided further, however, that the representations and warranties that are the subject of any Claim pending on the Expiration Date, as provided in Section 10.4, shall survive the Expiration Date until such Claim is finally resolved. The covenants and agreements of the parties contained in this Merger Agreement shall survive until fully performed.

         Section 10.2 INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDER. In the manner herein provided, from and after the Closing Date with respect to any Claim as to which notice is given prior to the Expiration Date, the Principal Shareholder shall indemnify and hold harmless Parent and its affiliates, and their respective employees, directors, agents and representatives (collectively, the "Parent Indemnified Parties"), from and against any and all Loss and Litigation Expense, which they or any of them may suffer or incur as a result of or arising from any of the following: (a) any misrepresentation or breach of warranty by the Company or (b) the failure by the Company to perform any covenants and agreements under this Merger.

         Section 10.3      CERTAIN LIMITATION ON INDEMNITIES.

                  (a) With respect to the indemnification obligation under
Section 10.2, the Principal Shareholder shall not have any obligation to indemnify Parent Indemnified Parties to the extent that the aggregate of such Claims exceeds $40 million. The Principal Shareholder shall not have any indemnification obligations under Section 10.2 unless the aggregate of all such Claims exceeds $1,500,000 provided, however that if such threshold is reached, the Principal

Shareholder shall be liable for all such Claims, including the first $1,500,000. The Principal Shareholder shall not be liable to any Parent Indemnified Party with respect to any occurrence, event, circumstance, act or omission unless such matter or a series of related matters arising from the same occurrence, event, circumstance, act or omission or similar conduct by the same individual which causes a representation or warranty to be breached and which results in Loss or Litigation Expense of $150,000 or more.

                  (b) The Principal Shareholder shall not be obligated to indemnify or hold harmless the Parent or Merger Subsidiary with respect to Loss arising out of breaches of the representations and warranties of the Company disclosed to Parent in accordance with Section 7.7 hereof.

                  (c) The Principal Shareholder shall have no obligation to indemnify the Parent or Surviving Corporation for consequential damages, special damages, incidental damages, indirect damages, lost profits, unrealized expectations or other similar items.

                  (d) If and to the extent the Principal Shareholder shall be required to indemnify the Parent or Surviving Corporation pursuant to this
Article X, such obligations shall be satisfied, at the option of the Principal Shareholder by either cash payment or through a return or forfeiture by the Principal Shareholder to the Parent of Parent Common Stock payable to the Principal Shareholder as Post-Closing Contingent Consideration, such Parent Common Stock to be valued at the Parent Closing Price.

         Section 10.4      PROCEDURE.

         (a) Promptly after acquiring knowledge of any Loss, or any action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim ("CLAIM") which may result in a Loss, and prior to the Expiration Date, the person seeking indemnity under this Article X (the "INDEMNITEE") shall give written notice thereof to the Principal Shareholder.

         (b) If the Claim is based on an action brought by a person not affiliated with Parent or the Indemnitee, the Principal Shareholder shall have the right, at its expense, to defend, contest or compromise such Claim, through counsel of its choice (unless the Principal Shareholder is relieved of its liability hereunder with respect to such Claim and Loss and Litigation Expense by the Indemnitee) and shall not then be liable for fees or expenses of the Indemnitee's attorneys (unless the Principal Shareholder and Indemnitee are parties to the action and there exists a conflict of interest between the Principal Shareholder and the Indemnitee, in which event the Principal Shareholder will be responsible for the reasonable fees and expenses of one attorney representing Indemnitee(s)), and the Indemnitee and the Principal Shareholder shall provide to each other all necessary and reasonable cooperation in the defense of all Claims, including, but not limited to, the services of employees who are familiar with the transactions out of which such Claim or Loss may have arisen. In the event that the Principal Shareholder shall undertake to compromise or defend any Claim, it shall promptly notify the Indemnitee of its intention to do so. In the event that the Principal Shareholder, after written notice from Indemnitee, fails to take timely action to defend the same, the Indemnitee shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the Principal Shareholder, provided, no settlement of a Claim by Indemnitee shall be effected without the consent of the Principal Shareholder unless Indemnitee waives any right to indemnification therefor. The Principal Shareholder may settle or compromise any Claim or consent to the entry of any judgment (i) which includes the unconditional release by the person asserting the Claim and any related claimants of Indemnitee from all liability with respect to such Claim in form and substance reasonably satisfactory to Indemnitee, and (ii) which would not adversely affect the right of Indemnitee and its affiliates to own, hold, use and operate their respective assets and businesses.

         (c) Parent and the Principal Shareholder shall treat any payment under this Article X for all Tax purposes as an adjustment of the Merger Consideration, except to the extent such treatment is not permitted under applicable Law.

         Section 10.5 CERTAIN TERMS. For purposes of this Article X, the following terms have the definitions set forth below:

         "LITIGATION EXPENSE" means any expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under this Merger Agreement, including, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel (whether incurred in any action or proceeding between the parties to this Merger Agreement or between any party to this Merger Agreement and any third person and whether or not any action or proceeding is commenced), investigators, expert witnesses, accountants and other professionals.

         "LOSS" means any loss, obligation, claim, liability, settlement payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, measured after accounting for any insurance proceeds actually received with respect thereto, other than Litigation Expense and back tax loss.

         Section 10.6 REMEDIES EXCLUSIVE. The remedies provided in this Article X shall be the exclusive remedies of the parties hereto after the Closing in connection with any breach of a representation or warranty, non-performance, partial or total, of any covenant or agreement contained herein or any other matter relating to this Merger Agreement, other than Claims for fraud or intentional misrepresentation.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.1 DISPUTE RESOLUTION. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Merger Agreement, provided, however, nothing contained in this Section 11.1 shall prevent any party from seeking specific relief as provided in Section 11.3 of this Merger Agreement to the extent such party reasonably deems such action necessary to preserve its rights or the STATUS QUO ANTE pending such resolution. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties within a period of not less than sixty (60) days after either party first notified the other of the dispute referenced in this Section, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the dispute cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

         Section 11.2 NOTICES. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                             If to the Company:

                             IntelliSense Corporation
                             36 Jonspin Road
                             Wilmington, MA  01887

                             Attention:       President
                             Telephone:       (978) 988-8000
                             Telecopy:        (978) 988-2110

                             With a copy to:

                             Choate, Hall & Stewart
                             Exchange Place
                             53 State Street
                             Boston, MA  02109

                             Attention:       Harry A. Hanson, III, Esq., P.C.
                             Telephone:       (617) 248-5000
                             Telecopy:        (617) 248-4000

                             If to Parent or Merger Subsidiary:

                             Corning Incorporated
                             One Riverfront Plaza
                             Corning, NY  14831

                             Attention:       General Counsel
                             Telephone:       (607) 974-5656
                             Telecopy:        (607) 974-8656
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

         Section 11.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 11.4 ENTIRE AGREEMENT. This Merger Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Related Agreements and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 11.5 INCORPORATION OF COMPANY DISCLOSURE SCHEDULE. The parties hereto agree that the Company Disclosure Schedule attached hereto forms an integral part of this Merger Agreement. Notwithstanding anything to the contrary contained in this Merger Agreement or in any section of the Company Disclosure Schedule, any information disclosed in any one of such sections shall be deemed to be disclosed in all of such sections. Certain information set forth in the Company Disclosure Schedule is included solely for informational purposes and may not be required to be disclosed pursuant to this Merger Agreement. The disclosure of any information in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Merger Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

         Section 11.6 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, including to confer third party beneficiary rights, except for the provisions of Article III and Sections 7.11 and 10.2.

         Section 11.7 GOVERNING LAW; VENUE. This Merger Agreement, except to the extent that the DGCL is mandatorily applicable to the Merger and the rights of the shareholders of the Company, shall be governed in all respects by the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law. Each of Parent and the Company hereby waives personal service of any and all process and consents that all such service of process be made by registered mail directed to the address stated in Section
11.2 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Company, for itself and on behalf of the Company Indemnified Parties, and Parent, for itself and on behalf of the Parent Indemnified Parties, waive any right to a trial by jury with respect to any matter arising under this Merger Agreement and the transactions contemplated hereby. Each of

Parent and the Company hereby consents to the non-exclusive jurisdiction and venue of any state or federal court located within either Middlesex County or Suffolk County, Massachusetts or the State of New York. Subject to compliance with the dispute resolution provisions in Section 11.1, the defendant in any action hereunder shall select the forum and venue for such proceeding in accordance with the provision hereof. Each of Parent and the Company waives, for itself and on behalf of the Company Indemnified Parties and Parent Indemnified Parties, any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

         Section 11.8 HEADING. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

         Section 11.9 CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION. As used in this Merger Agreement:

         (a)      As used in this Merger Agreement:

                  "ACQUISITION PROPOSAL" has the meaning set forth in Section
                  6.3.

                  "AFFILIATE" as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                  "AUDITED STATEMENTS" has the meaning set forth in Section
                  4.16.

                  "CERCLA" has the meaning set forth in Section 4.25.

                  "CERTIFICATE OF MERGER" has the meaning set forth in Section 1.3.

                  "CODE" has the meaning set forth in the preamble to this Merger Agreement.

                  "CLAIM" has the meaning set forth in Section 10.4.

                  "CLOSING CONSIDERATION" has the meaning set forth in Section 3.1(b).

                  "CLOSING DATE" has the meaning set forth in Section 1.2.

                  "CLOSING EXCHANGE RATIO" has the meaning set forth in Section 3.1(c).

                  "COMPANY" has the meaning set forth in the preamble to this
                   Merger Agreement.

                  "COMPANY BENEFIT PLANS" has the meaning set forth in Section 4.18.

                  "COMPANY BOARD APPROVAL" has the meaning set forth in Section 4.28.

                  "COMPANY COMMON STOCK" has the meaning set forth in Section 3.1(a).

                  "COMPANY DISCLOSURE SCHEDULE" has the meaning set forth in
                  Article IV, Introduction.

                  "COMPANY MATERIAL ADVERSE EFFECT" has the meaning set forth in
                  Section 4.1.

                  "COMPANY MERGER SHARES" has the meaning set forth in Section 3.1(b).

                  "COMPANY PERMITS" has the meaning set forth in Section 4.23.

                  "COMPANY STOCK OPTION" has the meaning set forth in Section 3.1(f).

                  "COMPANY'S FINANCIAL ADVISOR" has the meaning set forth in
                  Section 4.27.

                  "CONSTITUENT CORPORATIONS" has the meaning set forth in
                  Section 1.4.

                  "CONTINGENT EXCHANGE RATIO" has the meaning set forth in
                  Section 3.1(c).

                  "DGCL" has the meaning set forth in Section 1.1.

                  "DEFAULT" has the meaning set forth in Section 4.5(e).

                  "DISSENTING SHARE" has the meaning set forth in Section 3.2.

                  "ERISA" shall have the meaning set forth in Section 4.18(a).

                  "ERISA AFFILIATE" has the meaning set forth in Section
                  4.18(a).

                  "EFFECTIVE TIME" has the meaning set forth in Section 1.3.

                  "ENVIRONMENTAL LAWS" has the meaning set forth in Section
                  4.25.

                  "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 4.25.

                  "EXCHANGE ACT" has the meaning set forth in Section 5.4(b).

                  "EXPIRATION DATE" has the meaning set forth in Section 10.1.

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.16.

                  "GAAP" has the meaning set forth in Section 4.16.

                  "GENERAL EXPIRATION DATE" has the meaning set forth in Section 10.1.

                  "GOVERNMENTAL ENTITY" means any government or subdivision thereof or any administrative, governmental or regulatory authority, agency, commission, court or tribunal.

                  "HSR ACT" has the meaning set forth in Section 4.6.

                  "HAZARDOUS MATERIALS" has the meaning set forth in Section
                  4.25.

                  "INDEMNITEE" has the meaning set forth in Section 10.4(a).

                  "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.9.

                  "LAWS" MEANS the laws, rules and regulations of any Governmental Entity with jurisdiction.

                  "LITIGATION EXPENSE" has the meaning set forth in Section
                  10.5.

                  "LOSS" has the meaning set forth in Section 10.5.

                  "MARCH STATEMENTS" has the meaning set forth in Section 4.16.

                  "MATERIAL CONTRACTS" has the meaning set forth in Section 4.5.

                  "MERGER" has the meaning set forth in the preamble to this Merger Agreement.

                  "MERGER AGREEMENT" has the meaning set forth in the preamble to this Merger Agreement.

                  "MERGER CONSIDERATION" has the meaning set forth in Section 3.1(b).

                  "MERGER SUBSIDIARY" has the meaning set forth in the preamble to this Merger Agreement.

                  "OUTSTANDING OPTIONS" has the meaning set forth in Section 3.1(c).

                  "PARENT" has the meaning set forth in the preamble to this Merger Agreement.

                  "PARENT COMMON STOCK" has the meaning set forth in Section 3.1(b).

                  "PARENT FINANCIAL STATEMENTS" has the meaning set forth in
                  Section 5.5(b).

                  "PARENT INDEMNIFIED PARTIES" has the meaning set forth in
                  Section 10.2.

                  "PARENT PREFERRED STOCK" has the meaning set forth in Section 5.2.

                  "PARENT SEC REPORTS" has the meaning set forth in Section 5.5(a).

                  "PARENT STOCK OPTION" has the meaning set forth in Section 3.1(f).

                  "PARENT STOCK PLANS" has the meaning set forth in Section 5.2.

                  "PARENT STOCK PRICE" has the meaning set forth in Section 3.1(c).

                  "PARENT'S FINANCIAL ADVISOR" has the meaning set forth in
                  Section 5.7.

                  "PAYING AGENT" has the meaning set forth in Section 3.3(a).

                  "PERSON" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                  "POST-CLOSING CONTINGENT CONSIDERATION" has the meaning set forth in Section 3.1(b).

                  "PRINCIPAL SHAREHOLDER" means the President and Chief Executive Officer of the Company.

                  "RELATED Agreements" means the Shareholders Agreement and the agreements referred to in Section 4.4.

                  "SECURITIES ACT" has the meaning set forth in Section 5.4(b).

                  "SHAREHOLDER REPRESENTATIVE" has the meaning set forth in
                  Section 7.9.

                  "SHAREHOLDERS AGREEMENT" has the meaning set forth in the preamble to this Merger Agreement.

                  "SPECIFIC EXPIRATION DATE" has the meaning set forth in
                  Section 10.1.

                  "SURVIVING CORPORATION" has the meaning set forth in Section 1.1.

                  "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

                  "THIRD PARTY EXPENSES" has the meaning set forth in Section 9.3(a).

                  "UPSET DATE" has the meaning set forth in Section 9.1(e).

         (b) For purposes of the Merger Agreement, "to the knowledge of the Company" (or words of similar import) shall mean the actual personal knowledge of the Principal Shareholder or Chief Financial Officer of the Company immediately prior to the Effective Time.

         (c) Other Rules of Construction.

                  (i) References in this Merger Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Merger Agreement or to other agreements described herein means those Persons executing such agreements.

                  (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Merger Agreement.

                  (iii) This Merger Agreement is the joint drafting product of Parent and the Company and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                  (iv) Each case in this Merger Agreement where a contract or agreement is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at law.

                  (v) All references in the Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

         Section 11.10 COUNTERPARTS. This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         Section 11.11 SEVERABILITY. If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                * * * * * * * * *

         IN WITNESS WHEREOF, Parent, Merger Subsidiary and the Company have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                         INTELLISENSE CORPORATION

                                         By: _________________________

                                         Printed Name:________________

                                         Title:_______________________

                                         IROQUOIS MERGER SUB, INC.

                                         By: _________________________

                                         Printed Name: _______________

                                         Title: ______________________

                                         CORNING INCORPORATED

                                         By: _________________________

                                         Printed Name: _______________

                                         Title: ______________________

The undersigned Principal Shareholder, for good and valuable consideration, receipt of which is hereby acknowledged, executes this Merger Agreement solely for the purpose of acknowledging and agreeing to his obligations pursuant to
Article X of this Merger Agreement.

Date: May 19, 2000          ___________________________
Printed Name:               Fariborz Maseeh

                             EXHIBITS AND SCHEDULES


EXHIBIT
-------

Exhibit A         Form of Shareholder Agreement
Exhibit B         Terms and Conditions with Respect to Post-Closing Contingent Consideration
Exhibit C-1       Form of Employee Agreement
Exhibit C-2       Form of Employee Agreement
Exhibit C-3       Employees to Enter into Agreements
Exhibit D         Declaration of Registration Rights pursuant to Section 7.13
Exhibit 1.3       Certificate of Merger
Exhibit 2.3       Surviving Corporation Officers and Directors
Exhibit 3.3(b)    Letter of Transmittal
Exhibit 7.2       Investment Letter



SCHEDULE
--------

4.3      Subsidiaries
4.5      Material Contracts
4.6      Governmental Consents
4.7      Employee Agreement
4.9      Intellectual Property
4.12     Affiliate Transactions
4.15     Title to Property and Assets
4.16     Financial Statements
4.17     Changes
4.18     Employee Benefit Plans
4.20     Insurance
4.25     Environmental and Safety Laws
6.1      Conduct of Business Pending the Effective Time
